Exhibit 10.15

ADDENDUM No. 3

To the Charter Party Hull No. S4010 tbn “MSC Athens” dated 28th January 2011

It has been mutually agreed between

Messrs JODIE SHIPPING CO., of Liberia, as Owners

and

Messrs MSC - MEDITERRANEAN SHIPPING COMPANY S.A., of Geneva, as Charterers

that:

Clause 36 second para is hereby deleted and replaced as follows:

“Charterers to take over and pay for bunkers on delivery according to the purchase prices of bunkers ex shipyard and Owners to take over and pay for bunkers on redelivery according to Platt’s Oilgram Bunkers wire mean prices at the port of redelivery or at the nearest port valid the date of redelivery”.

All other terms, conditions and exceptions of the Charter Party and Addenda thereto to remain in force, unaltered.

The Owners	The Charterers

/s/ K. V. Konstantakopoulos	/s/ MSC MEDITERRANEAN SHIPPING COMPANY CO S.A.
K. V. Konstantakopoulos Director	MSC MEDITERRANEAN SHIPPING COMPANY CO S.A.

28th March 2013.